Exhibit 99.1

Crisp Momentum Inc. (OTCID: CRSF)

crisp-momentum.com

Crisp Momentum Announces Board Leadership Transition and Enhanced Corporate Governance Framework

NEW YORK, July 8, 2026 – Crisp Momentum Inc. (“Crisp Momentum” or the “Company”), a U.S.-based producer and distributor of premium short-form scripted entertainment, today announced a series of leadership and corporate governance initiatives that mark the beginning of a new chapter in the Company’s development.

Effective June 30, 2026, Renger van den Heuvel has stepped down as Chief Executive Officer and as a member of the Board of Directors.

The Board of Directors extends its sincere appreciation to Mr. van den Heuvel for his leadership, dedication and contributions to the Company during an important stage of its growth and wishes him continued success in his future endeavors. The Company’s executive functions continue without interruption during the leadership transition.

Effective June 30, 2026, the Company’s Board of Directors will consist of:

●	Adrian Cheng
●	Clive Ng
●	Brian McConville
●	Ana Rita Coelho
●	Mariana Mourawad

The reconstituted Board reflects both continuity and renewal. Adrian Cheng and Clive Ng will continue in their respective roles as Chairman and Vice Chairman, providing strategic leadership and stability as the Company enters its next phase of growth. Brian McConville will serve as the Company’s Independent Director and Chair of the Audit Committee, reinforcing the Company’s commitment to strong financial oversight and corporate governance. Ana Rita Coelho has been appointed Interim Chief Executive Officer, and Mariana Mourawad will serve as General Counsel of the Company. Together, the Board and executive leadership bring extensive experience across corporate governance, finance, legal affairs, strategic operations, media, and international business development, further strengthening the Company’s governance framework and long-term strategic direction. As part of this transition, the Company is also implementing a strengthened corporate governance framework designed to enhance oversight, accountability and transparency.

250 Park Avenue, 7th Floor New York, NY 10177 United States of America

Among the key initiatives are:

●	the establishment of a formal Audit Committee;
●	the adoption of a comprehensive Audit Committee Charter defining the committee’s responsibilities and oversight functions;
●	enhanced internal reporting and financial oversight procedures;
●	strengthened governance policies and control mechanisms designed to support regulatory compliance and operational excellence; and
●	the continued development of governance practices consistent with the expectations of U.S. public market investors.

The Audit Committee will oversee the integrity of the Company’s financial reporting processes, internal control environment, external audit relationship, risk oversight, and compliance with applicable legal and regulatory requirements. The Board believes these enhancements represent an important milestone in further aligning the Company’s governance framework with public company best practices.

“Our Company has reached an important stage in its evolution,” said Adrian Cheng, Chairman of the Board. “The governance initiatives being implemented today reflect our commitment to transparency, accountability and disciplined execution. We believe the addition of highly qualified directors with complementary expertise, together with stronger oversight mechanisms, will position Crisp Momentum for sustainable long-term growth while reinforcing the confidence of our shareholders, business partners and the broader investment community.”

The Board also confirmed that the Company will continue reviewing and enhancing its governance policies as its business expands, ensuring that its corporate structure evolves alongside its operational and strategic objectives.

About Crisp Momentum Inc.

Crisp Momentum Inc. is a U.S.-based entertainment company focused on the production, acquisition and distribution of premium short-form scripted video content. Drawing inspiration from the rapidly growing Asian short-form drama market, the Company develops and distributes high-quality content for global audiences while connecting intellectual property owners, creative talent and distribution platforms through innovative production and commercialization strategies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s corporate governance initiatives, strategic direction, future growth, operational plans, and expected regulatory filings. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. The Company undertakes no obligation to update any forward-looking statements except as required by applicable law.

Investor Relations

Crisp Momentum Inc.
Email: info@crisp-momentum.com
Website: crisp-momentum.com

250 Park Avenue, 7th Floor New York, NY 10177 United States of America